UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Road, Suite 704 Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

March 23, 2020

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2020, Kenneth R. Marks was elected to our Board of Directors.

Mr. Marks, age 74, is currently the President of KRM Energy Advisors LLC, which focuses on providing strategic and financing advice in the energy sector. Mr. Marks was previously Managing Director and Head of Power, Utilities and Renewables for the Americas for HSBC from 2011 to 2016 in which he was responsible for leading the bank’s investment banking and commercial banking services for clients in the sector in North and South America, including the provision of strategic advice, financing and other bank products.

Prior to HSBC, Mr. Marks worked for Morgan Stanley as an investment banker for 33 years in increasingly senior roles, including as Managing Director in the Global Power and Utility Group. In this role, Mr. Marks provided the full range of Morgan Stanley’s banking products to clients in the sector, including strategic advice, debt and equity financing, and derivatives/hedging. Mr. Marks’ experience at Morgan Stanley also included participation in specialized groups at the investment bank focusing on mergers and acquisitions, financial restructuring, project financing, valuations and corporate finance. Throughout his tenure at Morgan Stanley, Mr. Marks was based in the United States, except for three years when he was based in Hong Kong as Head of M&A and Project Finance for the region.

Mr. Marks is a member of the Board of Directors of the Coalition for Green Capital, a non-profit entity whose mission is to foster development of clean energy and energy efficiency, and Chairman of its Audit Committee. Mr. Marks received a B.S. degree in electrical engineering from Bucknell University, an M.B.A. in industrial management from the Wharton School of University of Pennsylvania, and a Ph.D. in finance from New York University. For a number of years, Mr. Marks served on the faculty at NYU teaching courses in its M.B.A. program and has published articles in numerous journals including Public Utilities Fortnightly, Energy Biz and Harvard Business Review.

Mr. Marks’ experience in the power, utility and renewable area and his leadership positions at a leading global investment bank, one of the largest global commercial banks and at a non-profit entity applicable to the sector makes his input invaluable to our Board’s discussions of the EV charging and alternative energy markets. He also brings transactional expertise in mergers and acquisitions and capital markets.

During the last two years, there have been no transactions or proposed transactions by us in which Mr. Marks has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Marks and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Marks is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With Mr. Marks, our Board of Directors currently consists of six members.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: March 24, 2020	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer